UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 9, 2017

RAIT Financial Trust

(Exact name of registrant as specified in its charter)

Maryland	001-14760	23-2919819
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Two Logan Square, 100 N. 18th Street, 23rd Floor Philadelphia, Pennsylvania	19103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 207-2100

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On January 9, 2017, the Compensation Committee of the Board of Trustees (the “Compensation Committee”) of RAIT Financial Trust (“RAIT”) approved an award (the “Davidson Award”) of 344,042 RAIT common shares of beneficial interest (the “Common Shares”) to Scott L. N. Davidson, RAIT’s Chief Executive Officer and President, under the terms of the RAIT Financial Trust 2012 Incentive Award Plan (the “Plan”).   The Davidson Award is intended to satisfy the remaining portion of the obligation of RAIT to make a share award under the Plan of 600,000 Common Shares to Mr. Davidson set forth in the previously reported Binding Memorandum of Understanding dated September 26, 2016, between RAIT and Mr. Davidson (the “Davidson MOU”).  RAIT had made a previously reported award (the “12/16 Davidson Award”) of 255,958 Common Shares to Mr. Davidson on December 23, 2016.  Fifty percent (50%) of the shares granted pursuant to the Davidson Award vest on December 20, 2018 and the remaining fifty percent (50%) of the shares granted pursuant to the Davidson Award vest on December 20, 2019.  The terms of the Davidson Award are the same as those of the 12/16 Davidson Award, except for the grant date and the number of Common Shares disclosed herein, and the above summary of the other terms of the Davidson Award does not purport to be complete and is qualified in its entirety by the 12/16 Davidson Award attached as Exhibit 10.3 to the Current Report on Form 8-K filed by RAIT on December 30, 2016 and incorporated by reference herein. In addition, on January 9, 2017, the Compensation Committee authorized RAIT to make the $1,350,000 cash payment to Mr. Davidson required under the Davidson MOU as promptly as is practicable and in any event before February 1, 2017.  In addition, on January 9, 2017, the Compensation Committee authorized RAIT to make the $500,000 cash payment to Scott F. Schaeffer, RAIT’s former Chief Executive Officer, required under the previously reported Binding Memorandum of Understanding dated September 26, 2016, between RAIT and Mr. Schaeffer as promptly as is practicable and in any event before February 1, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAIT FINANCIAL TRUST

Date: January 13, 2017	By:	/s/ James J. Sebra
	Name:	James J. Sebra
	Title:	Chief Financial Officer and Treasurer